Exhibit 99.1

News Release

Pentair Reports First Quarter 2013 Results

•	First quarter adjusted EPS of $0.58 per share and sales of $1.8 billion.

•	The company raises synergy expectations to $100 million for 2013.

•	Integration, standardization, and repositioning activities continue to gain momentum.

•	The company reaffirms 2013 adjusted EPS guidance of $3.10-$3.30.

Reconciliations of GAAP to Non-GAAP are in the attached financial tables.

SCHAFFHAUSEN, Switzerland — April 23, 2013 — Pentair Ltd. (NYSE: PNR) today announced first quarter 2013 sales of $1.8 billion. Sales were flat compared to pro forma sales for the same period last year excluding the unfavorable impact from foreign exchange. Adjusted first quarter 2013 earnings per diluted share (“EPS”) were $0.58, up 7 percent from adjusted pro forma EPS of $0.54 in the first quarter of last year. On a GAAP basis, the company reported EPS of $0.25 compared to EPS of $0.62 in the first quarter last year. Adjusted EPS and operating income exclude acquisition-related expenses, repositioning costs, gain on sale of business, and certain tax items.

First quarter 2013 adjusted operating income was $179 million, up 4 percent compared to adjusted pro forma operating income for first quarter 2012, and adjusted operating margins were 10.1 percent, an expansion of 40 basis points when compared to adjusted pro forma 2012 operating margins. On a GAAP basis, the company reported operating income of $74 million.

Free cash flow in the quarter was a usage of $29 million, reflecting normal seasonality and timing of cash flows. The company expects to deliver full year free cash flow greater than 100 percent of net income.

The quarterly dividend effective for the first and second quarters of 2013 is $0.23 per share per quarter. The company is seeking authorization from its shareholders at its 2013 annual general meeting of shareholders to increase the dividend to $0.25 per share per quarter for each of the third and fourth quarters of 2013. If approved by shareholders, the 2013 dividend increase will mark the 37th consecutive year in which Pentair has increased its dividend.

“We continue to see signs of a North American residential recovery and global energy remains strong, while infrastructure and industrial markets continue to be mixed,” said Randall J. Hogan, Pentair chairman and chief executive officer. “Despite these varied market conditions, Pentair delivered another quarter of strong operating performance led by pricing and productivity, which demonstrates the power of the Pentair Integrated Management System, in addition to the benefits of integration and standardization synergies which are beginning to read through.”

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FIRST QUARTER BUSINESS HIGHLIGHTS

All year over year comparisons against 2012 adjusted results on a pro forma basis for the Flow Control acquisition. See attached reconciliations of these Non-GAAP measures.

Water & Fluid Solutions first quarter sales grew to $782 million, up 5 percent versus the prior year quarter, excluding a 1 percent unfavorable impact from foreign exchange. In fast growth regions, Water & Fluid Solutions sales grew 18 percent driven by strength in Latin America and the Middle East.

•	Residential & Commercial sales, which accounted for roughly 45 percent of Water & Fluid Solution revenue, grew 10 percent. The North American residential business continued to show signs of a recovery, which more than offset ongoing declines in western Europe.

•	Infrastructure sales, which includes the former Flow Control WES business, and which accounted for roughly 20 percent of Water & Fluid Solutions revenue, were down 12 percent. North America backlog grew once again, but Europe remains challenged.

•	Food & Beverage sales, which accounted for nearly 20 percent of Water & Fluid Solutions revenue, grew 17 percent. Agriculture once again showed strong double-digit gains and Beverage projects that were delayed last quarter were shipped.

Water & Fluid Solutions first quarter adjusted operating income of $83 million represented a 14 percent increase as compared to $73 million in the same period last year. Adjusted operating margins increased by 90 basis points to 10.6 percent. Price and productivity more than offset inflation in the quarter. Including repositioning and other charges, Water & Fluid Solutions reported a GAAP operating income of $75 million.

Valves & Controls delivered first quarter 2013 sales of $586 million, down 3 percent versus the prior year quarter excluding a 1 percent unfavorable impact from foreign exchange. Backlog increased 1 percent to $1.4 billion compared to fourth quarter 2012.

•	Energy sales, which accounted for roughly 60 percent of Valves & Controls revenue, declined 3 percent. Sales to the oil & gas and mining industries both grew 2 percent while sales to the power industry declined 6 percent.

•	Industrial sales, which accounted for roughly 40 percent of Valves & Controls revenue, declined 9 percent on continued weakness in Asia.

Valves & Controls delivered first quarter adjusted operating income of $59 million, down 2 percent compared to $61 million in the same quarter last year. First quarter 2013 adjusted operating margins increased 10 basis points to 10.1 percent. Price and productivity more than offset inflation during the quarter. Including inventory step-up and customer backlog, repositioning and other charges, Valves & Controls reported a GAAP operating loss of $19 million in the first quarter.

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Technical Solutions delivered first quarter 2013 sales of $410 million, down 2 percent versus the prior year quarter excluding a 1 percent unfavorable impact of foreign exchange.

•	Industrial sales, which accounted for roughly 45 percent of Technical Solutions revenue, declined 3 percent.

•	Energy sales, which accounted for roughly 25 percent of Technical Solutions revenue, grew 3 percent.

•	Residential & Commercial sales, which accounted for roughly 10 percent of Technical Solutions revenue, grew 3 percent.

Technical Solutions delivered first quarter adjusted operating income of $70 million, up 13 percent compared to $62 million in the same quarter last year. First quarter 2013 adjusted operating margins increased 230 basis points to 17.0 percent. Pricing and productivity gains driven by a better mix of standard products more than offset material and labor inflation. Including inventory step-up and customer backlog, repositioning and other charges, Technical Solutions’ first quarter reported GAAP operating income was $53 million.

OUTLOOK

Pentair continues to expect full year 2013 adjusted EPS to be between $3.10 and $3.30, which represents an increase of approximately 22 to 30 percent from 2012 adjusted pro forma EPS of $2.54. The company anticipates full year 2013 sales to approximate $7.6 billion, or up approximately 3 to 5 percent over 2012 adjusted pro forma sales. The company expects to generate free cash flow in excess of 100 percent of net income once again.

“As the company enters its seasonally strongest quarters, we are seeing signs of top line acceleration,” further commented Hogan. “Based on our early success in integration and standardization, we have raised our targets on 2013 synergies, and margins in our core business should continue to expand.”

Pentair is initiating second quarter 2013 adjusted EPS guidance of $0.88 to $0.91. This compares to second quarter 2012 adjusted pro-forma EPS of $0.77 and reported GAAP EPS of $0.72. The company expects second quarter 2013 revenue to be approximately $1.9 billion, which is up slightly compared to second quarter 2012 adjusted pro forma revenue and up significantly versus historical second quarter 2012 revenue of $942 million. Synergies driven by repositioning actions and functional standardization efforts are on track to deliver $100 million for the full year of 2013 and are expected to ramp to $35 million by fourth quarter 2013.

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EARNINGS CONFERENCE CALL

Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the company’s performance and first quarter 2013 results on a two-way conference call with investors at 9:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investors section of the company’s website, www.pentair.com, shortly before the call begins. Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentation, both of which can be found on Pentair’s website. The webcast and presentation will be archived at the company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “positioned,” “strategy,” “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the ability to successfully integrate Pentair, Inc. and the Flow Control business and achieve expected benefits from the Merger; overall global economic and business conditions; competition and pricing pressures in the markets we serve; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 30, 2013, and our 2012 Annual Report on Form 10-K. All forward-looking statements speak only as of the date of this communication. Pentair Ltd. assumes no obligation, and disclaims any obligation, to update the information contained in this communication.

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ABOUT PENTAIR LTD.

Pentair Ltd. (www.pentair.com) delivers industry-leading products, services and solutions for its customers’ diverse needs in water and other fluids, thermal management and equipment protection. With pro forma revenues of $7.3 billion, Pentair employs more than 30,000 people worldwide.

PENTAIR CONTACTS:

Investors:

Jim Lucas, Vice President of Investor Relations

Direct: 763-656-5575

Email: jim.lucas@pentair.com

Media:

Betsy Day, Corporate Communications Manager

Direct: 763-656-5537

Email: betsy.day@pentair.com

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Pentair Ltd. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended
	March 30,	March 31,
In millions, except per-share data	2013	2012
Net sales	$1,774	$858
Cost of goods sold	1,250	577

Gross profit	524	281
% of net sales	29.5%	32.7%
Selling, general and administrative	416	174
% of net sales	23.4%	20.3%
Research and development	34	21
% of net sales	1.9%	2.4%

Operating income	74	86
% of net sales	4.2%	10.0%
Other (income) expense:
Equity income of unconsolidated subsidiaries	—	(2)
Gain on sale of business	(17)	—
Net interest expense	17	15
% of net sales	1.0%	1.7%

Income before income taxes and noncontrolling interest	74	73
Provision for income taxes	21	10
effective tax rate	28.4%	13.7%

Net income before noncontrolling interest	53	63
Noncontrolling interest	1	1

Net income attributable to Pentair Ltd.	$52	$62

Earnings per common share attributable to Pentair Ltd.
Basic	$0.25	$0.63
Diluted	$0.25	$0.62

Weighted average common shares outstanding
Basic	204.8	98.6
Diluted	208.2	100.4

Cash dividends paid per common share	$0.23	$0.22

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Pentair Ltd. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	March 30,	December 31,
In millions	2013	2012
Assets
Current assets
Cash and cash equivalents	$215	$261
Accounts and notes receivable, net	1,404	1,295
Inventories	1,327	1,379
Other current assets	344	324

Total current assets	3,290	3,259

Property, plant and equipment, net	1,222	1,224

Other assets
Goodwill	4,867	4,895
Intangibles, net	1,859	1,910
Other non-current assets	483	487

Total other assets	7,209	7,292

Total assets	$11,721	$11,775

Liabilities and Equity
Current liabilities
Current maturities of long-term debt	$6	$3
Accounts payable	580	570
Employee compensation and benefits	264	294
Other current liabilities	633	672

Total current liabilities	1,483	1,539

Other liabilities
Long-term debt	2,592	2,454
Pension and other post-retirement compensation and benefits	370	378
Deferred tax liabilities	481	488
Other non-current liabilities	452	437

Total liabilities	5,378	5,296

Equity	6,343	6,479

Total liabilities and equity	$11,721	$11,775

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Pentair Ltd. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three months ended
	March 30,	March 31,
In millions	2013	2012
Operating activities
Net income before noncontrolling interest	$53	$63
Adjustments to reconcile net income before noncontrolling interest to net cash provided by (used for) operating activities
Equity income of unconsolidated subsidiaries	—	(2)
Depreciation	38	16
Amortization	42	10
Deferred income taxes	2	—
Gain on sale of business	(17)	—
Share-based compensation	10	5
Excess tax benefits from share-based compensation	—	(1)
Gain on sale of assets	—	(1)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(129)	(100)
Inventories	29	(20)
Other current assets	(22)	3
Accounts payable	21	(4)
Employee compensation and benefits	(24)	(24)
Other current liabilities	9	15
Other non-current assets and liabilities	8	(28)

Net cash provided by (used for) operating activities	20	(68)
Investing activities
Capital expenditures	(50)	(16)
Proceeds from sale of property and equipment	1	2
Proceeds from sale of business, net	30	—
Other	—	(3)

Net cash provided by (used for) investing activities	(19)	(17)
Financing activities
Net receipts of short-term borrowings	3	15
Net receipts of commercial paper and revolving long-term debt	140	102
Repayments of long-term debt	(2)	(13)
Debt issuance costs	(1)	—
Excess tax benefits from share-based compensation	—	1
Shares issued to employees, net of shares withheld	11	7
Repurchases of common shares	(140)	—
Dividends paid	(47)	(22)
Distribution to noncontrolling interest	(2)	—

Net cash provided by (used for) financing activities	(38)	90
Effect of exchange rate changes on cash and cash equivalents	(9)	—

Change in cash and cash equivalents	(46)	5
Cash and cash equivalents, beginning of year	261	50

Cash and cash equivalents, end of year	$215	$55

Free cash flow
Net cash provided by (used for) operating activities	$20	$(68)
Capital expenditures	(50)	(16)
Proceeds from sale of property and equipment	1	2

Free cash flow	$(29)	$(82)

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Pentair Ltd. and Subsidiaries

Supplemental Financial Information by Reportable Segment (Unaudited)

	First Quarter	First Quarter
In millions	2013	2012
Net sales
Water & Fluid Solutions	$782	$587
Valves & Controls	586	—
Technical Solutions	410	273
Other	(4)	(2)

Consolidated	$1,774	$858

Operating income (loss)
Water & Fluid Solutions	$75	$64
Valves & Controls	(19)	—
Technical Solutions	53	50
Other	(35)	(28)

Consolidated	$74	$86

Operating income as a percent of net sales
Water & Fluid Solutions	9.6%	10.9%
Valves & Controls	(3.2%)	—
Technical Solutions	13.0%	18.3%
Consolidated	4.2%	10.0%

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Pentair Ltd. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ended December 31, 2013 to the “Adjusted” non-GAAP excluding the effect of 2013 adjustments (Unaudited)

		Forecast		Forecast
	First Quarter	Second Quarter		Year
In millions, except per-share data	2013	2013		2013
Total Pentair
Net sales	$1,774	approx	$1,900	approx	$7,600

Operating income—as reported	74	approx	257	approx	837
% of net sales	4.2%	approx	13.5%	approx	11.0%
Adjustments:
Inventory step-up and customer backlog	77	approx	8	approx	85
Restructuring and other	28		—	approx	28

Operating income—as adjusted	179	approx	265	approx	950
% of net sales	10.1%	approx	13.6%	approx	12.5%
Net income attributable to Pentair Ltd.—as reported	52	approx	179	approx	581
Gain on sale of business, net of tax	(12)		—	approx	(12)
Adjustments, net of tax	80	approx	6	approx	86

Net income from attributable to Pentair Ltd.—as adjusted	120	approx	185	approx	655

Earnings per common share attributable to Pentair Ltd.—diluted
Diluted earnings per common share—as reported	$0.25		$0.85-$0.88		$2.74-$2.94
Adjustments	0.33		0.03		0.36

Diluted earnings per common share—as adjusted	$0.58		$0.88-$0.91		$3.10-$3.30

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Pentair Ltd. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ended December 31, 2013 to the “Adjusted” non-GAAP excluding the effect of 2013 adjustments (Unaudited)

		Forecast		Forecast
	First Quarter	Second Quarter		Year
In millions	2013	2013		2013
Water & Fluid Solutions
Net sales	$782	approx	$940	approx	$3,412

Operating income—as reported	75	approx	147	approx	442
% of net sales	9.6%	approx	15.6%	approx	13.0%
Adjustments:
Restructuring	7		—	approx	7
Inventory step-up and customer backlog	1		—	approx	1

Operating income—as adjusted	83	approx	147	approx	450
% of net sales	10.6%	approx	15.6%	approx	13.2%
Valves & Controls
Net sales	$586	approx	$635	approx	$2,463

Operating income (loss)—as reported	(19)	approx	75	approx	206
% of net sales	(3.2%)	approx	11.8%	approx	8.4%
Adjustments:
Restructuring	8		—	approx	8
Inventory step-up and customer backlog	70	approx	8	approx	78

Operating income—as adjusted	59	approx	83	approx	292
% of net sales	10.1%	approx	13.1%	approx	11.9%
Technical Solutions
Net sales	$410	approx	$409	approx	$1,715

Operating income—as reported	53	approx	71	approx	310
% of net sales	13.0%	approx	17.4%	approx	18.1%
Adjustments:
Restructuring	11		—	approx	11
Inventory step-up and customer backlog	6		—	approx	6

Operating income—as adjusted	70	approx	71	approx	327
% of net sales	17.0%	approx	17.4%	approx	19.1%

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Pentair Ltd. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ended December 31, 2012 to the “Adjusted” non-GAAP excluding the effect of 2012 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In millions, except per-share data	2012	2012	2012	2012	2012
Total Pentair
Net sales	$858	$942	$865	$1,751	$4,416

Operating income (loss)—as reported	86	119	55	(304)	(44)
% of net sales	10.1%	12.7%	6.4%	(17.4%)	(1.0%)
Adjustments:
Deal related costs and expenses	11	7	53	12	83
Inventory step-up and customer backlog	—	—	—	180	180
Restructuring	—	10	1	55	66
Trade name impairment	—	—	—	61	61
Change in accounting method—pension and post-retirement	(1)	(1)	(1)	145	142

Operating income—as adjusted	96	135	108	149	488
% of net sales	11.2%	14.3%	12.4%	8.5%	11.1%
Net income (loss) attributable to Pentair Ltd.—as reported	62	73	31	(273)	(107)
Bond redemption and interest expense	(1)	—	2	52	53
Adjustments, net of tax	3	11	32	321	367

Net income from attributable to Pentair Ltd.—as adjusted	64	84	65	100	313

Earnings per common share attributable to Pentair Ltd.—diluted
Diluted earnings (loss) per common share—as reported	$0.62	$0.72	$0.31	$(1.31)	$(0.84)
Adjustments	0.02	0.11	0.33	1.78	3.23

Diluted earnings per common share—as adjusted	$0.64	$0.83	$0.64	$0.47	$2.39

Pentair Ltd. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ended December 31, 2012 to the “Adjusted” non-GAAP excluding the effect of 2012 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In millions	2012	2012	2012	2012	2012
Water & Fluid Solutions
Net sales	$587	$675	$605	$772	$2,639

Operating income (loss)—as reported	64	$92	$69	$(57)	$168.0
% of net sales	10.9%	13.6%	11.4%	(7.4%)	6.4%
Adjustments:
Restructuring	—	7	1	43	51
Inventory step-up and customer backlog	—	—	—	23	23
Trade name impairment	—	—	—	49	49

Operating income—as adjusted	64	99	70	58	291
% of net sales	10.9%	14.8%	11.6%	7.5%	11.0%
Valves & Controls
Net sales	$—	$—	$—	$549	$549

Operating income (loss)—as reported	—	—	—	(77)	(77)
% of net sales	0.0%	0.0%	0.0%	(14.0%)	(14.0%)
Adjustments:
Restructuring	—	—	—	5	5
Inventory step-up and customer backlog	—	—	—	114	114

Operating income—as adjusted	—	—	—	42	42
% of net sales	0.0%	0.0%	0.0%	7.6%	7.6%
Technical Solutions
Net sales	$273	$268	$261	$434	$1,236

Operating income—as reported	51	51	52	11	165
% of net sales	18.5%	18.8%	20.0%	2.7%	13.3%
Adjustments:
Restructuring	—	3	—	10	13
Inventory step-up and customer backlog	—	—	—	43	43
Trade name impairment	—	—	—	11	11

Operating income—as adjusted	51	54	52	75	232
% of net sales	18.5%	20.1%	20.0%	17.2%	18.9%

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Pro Forma Reconciliation
		Pro Forma Adjustments
2012 Total Pentair (in millions, except EPS)	Historical Adjusted Results	Historical Flow Control Acquisition	Depreciation & Amortization	Other Adjustments	Adjusted Pro Forma Results
First Quarter
Sales	$858	$996	$—	$(74)	$1,780
Operating Income	97	125	(17)	(32)	172
Net Income	64	94	(13)	(28)	117
Diluted EPS	0.64	0.44	(0.06)	(0.48)	0.54

Second Quarter
Sales	942	981	—	(33)	1,889
Operating Income	135	144	(17)	(24)	237
Net Income	84	108	(13)	(14)	164
Diluted EPS	0.83	0.50	(0.06)	(0.50)	0.77

Third Quarter
Sales	866	1,020	—	(16)	1,869
Operating Income	108	120	(17)	6	216
Net Income	66	90	(13)	6	149
Diluted EPS	0.64	0.42	(0.06)	(0.31)	0.69

Fourth Quarter
Sales	1,751	—	—	(7)	1,744
Operating Income	150	—	—	17	166
Net Income	100	—	—	13	112
Diluted EPS	0.47	—	—	0.06	0.53

Full Year
Sales	4,416	2,997	—	(130)	7,282
Operating Income	489	388	(52)	(34)	791
Net Income	313	291	(39)	(23)	542
Diluted EPS	2.39	1.36	(0.18)	(1.03)	2.54

Note: “Other” adjustments represent the elimination of certain large projects and sales to sanctioned countries (which were terminated prior to the completion of the Flow Control acquisition), changes in corporate allocation assumptions, income taxes and share count.

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Pro Forma Reconciliation
		Pro Forma Adjustments
2012 Water & Fluid Solutions Segment (in millions)	Historical Adjusted Results	Historical Flow Control Acquisition	Depreciation & Amortization	Other Adjustments	Adjusted Pro Forma Results
First Quarter
Sales	$587	$163	$—	$—	$750
Operating Income	64	11	—	(2)	73

Second Quarter
Sales	675	202	—	—	877
Operating Income	99	24	—	(2)	121

Third Quarter
Sales	605	202	—	—	808
Operating Income	70	15	—	1	86

Fourth Quarter
Sales	772	—	—	—	772
Operating Income	58	—	—	14	72

Full Year
Sales	2,639	568	—	—	3,207
Operating Income	291	50	—	11	352

Note: “Other” adjustments represent changes in corporate allocation assumptions.

		Pro Forma Adjustments
2012 Valves & Controls Segment (in millions)	Historical Adjusted Results	Historical Flow Control Acquisition	Depreciation & Amortization	Other Adjustments	Adjusted Pro Forma Results
First Quarter
Sales	$—	$621	$—	$(13)	$609
Operating Income	—	84	(12)	(11)	61

Second Quarter
Sales	—	602	—	(5)	597
Operating Income	—	93	(12)	(10)	71

Third Quarter
Sales	—	630	—	(10)	620
Operating Income	—	71	(13)	11	70

Fourth Quarter
Sales	549	—	—	—	549
Operating Income	42	—	—	—	42

Full Year
Sales	549	1,853	—	(27)	2,375
Operating Income	42	248	(37)	(9)	244

Note: “Other” adjustments represent the elimination of sales to sanctioned countries (which were terminated prior to the completion of the Flow Control acquisition), and changes in corporate allocation assumptions.

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Pro Forma Reconciliation
		Pro Forma Adjustments
2012 Technical Solutions Segment (in millions)	Historical Adjusted Results	Historical Flow Control Acquisition	Depreciation & Amortization	Other Adjustments	Adjusted Pro Forma Results
First Quarter
Sales	$273	$211	$—	$(61)	$423
Operating Income	51	36	(5)	(20)	62

Second Quarter
Sales	268	176	—	(28)	416
Operating Income	54	28	(5)	(12)	65

Third Quarter
Sales	261	188	—	(7)	443
Operating Income	52	39	(5)	(6)	80

Fourth Quarter
Sales	434	—	—	(7)	427
Operating Income	75	—	—	2	77

Full Year
Sales	1,236	575	—	(103)	1,708
Operating Income	232	103	(14)	(37)	284

Note: “Other” adjustments represent the elimination of certain large projects and changes in corporate allocation assumptions.